Exhibit k.3

SCHEDULE A

NUVEEN CLOSED-END FUNDS

Dated as of: February 6, 2013

Nuveen AMT-Free Municipal Income Fund*

Nuveen AMT-Free Municipal Value Fund*

Nuveen Arizona Dividend Advantage Municipal Fund *

Nuveen Arizona Dividend Advantage Municipal Fund 2 *

Nuveen Arizona Dividend Advantage Municipal Fund 3*

Nuveen Arizona Premium Income Municipal Fund, Inc. +

Nuveen Build America Bond Fund*

Nuveen Build America Bond Opportunity Fund*

Nuveen California AMT-Free Municipal Income Fund*

Nuveen California Dividend Advantage Municipal Fund *

Nuveen California Dividend Advantage Municipal Fund 2 *

Nuveen California Dividend Advantage Municipal Fund 3 *

Nuveen California Investment Quality Municipal Fund, Inc. +

Nuveen California Municipal Market Opportunity Fund, Inc. +

Nuveen California Municipal Value Fund 2*

Nuveen California Municipal Value Fund, Inc. +

Nuveen California Performance Plus Municipal Fund, Inc. +

Nuveen California Premium Income Municipal Fund *

Nuveen California Quality Income Municipal Fund, Inc. +

Nuveen California Select Quality Municipal Fund, Inc. +

Nuveen California Select Tax-Free Income Portfolio *

Nuveen Connecticut Premium Income Municipal Fund *

Nuveen Core Equity Alpha Fund*

Nuveen Credit Strategies Income Fund*

Nuveen Diversified Currency Opportunities Fund*

Nuveen Diversified Dividend and Income Fund*

Nuveen Dividend Advantage Municipal Fund *

Nuveen Dividend Advantage Municipal Fund 2 *

Nuveen Dividend Advantage Municipal Fund 3 *

Nuveen Dividend Advantage Municipal Income Fund *

Nuveen Energy MLP Total Return Fund*

Nuveen Enhanced Municipal Value Fund*

Nuveen Equity Premium Advantage Fund*

Nuveen Equity Premium and Growth Fund*

Nuveen Equity Premium Income Fund*

Nuveen Equity Premium Opportunity Fund*

Nuveen Floating Rate Income Fund*

Nuveen Floating Rate Income Opportunity Fund*

Nuveen Georgia Dividend Advantage Municipal Fund 2*

Nuveen Global Income Opportunities Fund*

Nuveen Global Value Opportunities Fund*

Nuveen Intermediate Duration Municipal Term Fund*

Nuveen Intermediate Duration Quality Municipal Term Fund*

Nuveen Investment Quality Municipal Fund, Inc. +

Nuveen Maryland Premium Income Municipal Fund *

Nuveen Massachusetts AMT-Free Municipal Income Fund*

Nuveen Massachusetts Dividend Advantage Municipal Fund *

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: February 6, 2013

Nuveen Massachusetts Premium Income Municipal Fund *

Nuveen Michigan Quality Income Municipal Fund*

Nuveen Missouri Premium Income Municipal Fund *

Nuveen Mortgage Opportunity Term Fund 2*

Nuveen Mortgage Opportunity Term Fund*

Nuveen Municipal Advantage Fund, Inc. +

Nuveen Municipal High Income Opportunity Fund 2*

Nuveen Municipal High Income Opportunity Fund*

Nuveen Municipal Income Fund, Inc. +

Nuveen Municipal Market Opportunity Fund, Inc. +

Nuveen Municipal Opportunity Fund, Inc. +

Nuveen Municipal Value Fund, Inc. +

Nuveen New Jersey Dividend Advantage Municipal Fund *

Nuveen New Jersey Dividend Advantage Municipal Fund 2 *

Nuveen New Jersey Investment Quality Municipal Fund, Inc. +

Nuveen New Jersey Municipal Value Fund*

Nuveen New Jersey Premium Income Municipal Fund, Inc. +

Nuveen New York AMT-Free Municipal Income Fund*

Nuveen New York Dividend Advantage Municipal Fund 2 *

Nuveen New York Dividend Advantage Municipal Fund*

Nuveen New York Dividend Advantage Municipal Income Fund *

Nuveen New York Investment Quality Municipal Fund, Inc. +

Nuveen New York Municipal Value Fund 2*

Nuveen New York Municipal Value Fund, Inc. +

Nuveen New York Performance Plus Municipal Fund, Inc. +

Nuveen New York Premium Income Municipal Fund, Inc. +

Nuveen New York Quality Income Municipal Fund, Inc. +

Nuveen New York Select Quality Municipal Fund, Inc. +

Nuveen New York Select Tax-Free Income Portfolio *

Nuveen North Carolina Premium Income Municipal Fund *

Nuveen Ohio Dividend Advantage Municipal Fund *

Nuveen Ohio Dividend Advantage Municipal Fund 2 *

Nuveen Ohio Dividend Advantage Municipal Fund 3 *

Nuveen Ohio Quality Income Municipal Fund, Inc. +

Nuveen Pennsylvania Dividend Advantage Municipal Fund *

Nuveen Pennsylvania Dividend Advantage Municipal Fund 2 *

Nuveen Pennsylvania Investment Quality Municipal Fund *

Nuveen Pennsylvania Municipal Value Fund*

Nuveen Pennsylvania Premium Income Municipal Fund 2 *

Nuveen Performance Plus Municipal Fund, Inc. +

Nuveen Preferred and Income Term Fund*

Nuveen Preferred Income Opportunities Fund*

Nuveen Premier Municipal Income Fund, Inc. +

Nuveen Premier Municipal Opportunity Fund, Inc. +

SCHEDULE A (cont’d)

NUVEEN CLOSED-END FUNDS

Dated as of: February 6, 2013

Nuveen Premium Income Municipal Fund 2, Inc. +

Nuveen Premium Income Municipal Fund 4, Inc. +

Nuveen Premium Income Municipal Fund, Inc. +

Nuveen Premium Income Municipal Opportunity Fund *

Nuveen Quality Income Municipal Fund, Inc. +

Nuveen Quality Municipal Fund, Inc. +

Nuveen Quality Preferred Income Fund *

Nuveen Quality Preferred Income Fund 2*

Nuveen Quality Preferred Income Fund 3*

Nuveen Real Asset Income and Growth Fund *

Nuveen Real Estate Income Fund *

Nuveen Select Maturities Municipal Fund *

Nuveen Select Quality Municipal Fund, Inc. +

Nuveen Select Tax-Free Income Portfolio *

Nuveen Select Tax-Free Income Portfolio 2 *

Nuveen Select Tax-Free Income Portfolio 3 *

Nuveen Senior Income Fund *

Nuveen Short Duration Credit Opportunities Fund*

Nuveen Tax-Advantaged Dividend Growth Fund*

Nuveen Tax-Advantaged Total Return Strategy Fund*

Nuveen Texas Quality Income Municipal Fund *

Nuveen Virginia Premium Income Municipal Fund *

Dow 30SM Premium & Dividend Income Fund Inc. **

Dow 30SM Enhanced Premium & Income Fund Inc. **

NASDAQ Premium Income & Growth Fund Inc.**

+ Minnesota Corporation

* Massachusetts Business Trust

**Maryland Corporation

FUND	STATE STREET BANK AND TRUST COMPANY
BY: /s/ Tina M. Lazar	BY: /s/ Michael Rogers
as an Authorized Officer on behalf of each of the Funds indicated above	Michael Rogers Executive Vice President

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